EXHIBIT 99.1
PLEXUS’ FIRST QUARTER REVENUES AND EARNINGS EXCEED EARLIER GUIDANCE
Record First Fiscal Quarter Revenues of $328 Million
Net Income of $12.6 Million and Diluted EPS of $0.28
PROVIDES GUIDANCE FOR SECOND FISCAL QUARTER
NEENAH, WI. January 25, 2006-Plexus Corp. (NASDAQ:PLXS) announced that revenues in its first fiscal quarter ended December 31, 2005 increased 14% to a record $328.3 million from $287.5 million in the comparable prior-year period, which ended January 1, 2005. Net income in the first fiscal quarter of 2006 was $12.6 million, or the equivalent of $0.28 per fully diluted share. The prior period’s net income was $3.0 million, or $0.07 per fully diluted share, which included $0.9 million, or $0.02 per fully diluted share, of restructuring costs. Although there were no pro-forma adjustments for restructuring costs in the current quarter, a reconciliation of the GAAP net income and EPS to the non-GAAP pro-forma statement for the prior-year period is attached.
Dean Foate, President and CEO commented, “We are extremely pleased with the strong operational performances by our business units in the first fiscal quarter. Revenues and earnings exceeded our previous guidance to the investment community, and our after-tax Return on Capital Employed (ROCE) improved to an annualized 19%.”
Mr. Foate provided specific guidance for the second fiscal quarter and reaffirmed the earlier outlook for the full year: “Looking ahead to the second fiscal quarter, we currently anticipate revenues in the range of $330 million to $345 million and fully diluted earnings per share of $0.31 to $0.36, excluding any restructuring costs. Although we anticipate modest sequential revenue growth in the second fiscal quarter, we are encouraged by recent new program wins — especially within the Defense/Security/Aerospace Sector — and we are increasingly confident that we can attain full-year revenue growth of 15-18%.”
Gordon Bitter, Chief Financial Officer, added, “The first quarter’s earnings included approximately $0.02 per fully diluted share for stock-based compensation expense. We continued to improve balance sheet metrics, and we shaved an additional day from our cash conversion cycle. Cash flow from operations was a positive $19.5 million, and cash and short-term investments increased $11.0 million from the fiscal 2005 year-end balance to $119.7 million.”
Plexus provides non-GAAP supplemental information. These pro-forma income statements exclude transactions that are not expected to have an effect on future operations. Such transactions include restructuring and impairment costs, as well as the establishment of valuation allowances for deferred tax assets. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP measures are used for internal management assessments because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliations of the GAAP net income and EPS to the non-GAAP supplemental data.

SECTOR BREAKOUT
Plexus reports revenues based on the industry sector breakout set forth in the table below, which reflects the Company’s sales and marketing focus.

Industry	Q1 — Fiscal 2006	Q4 — Fiscal 2005
Wireline/Networking	42%	37%
Wireless Infrastructure	8%	9%
Medical	28%	33%
Industrial/Commercial	17%	16%
Defense/Security/Aerospace	5%	5%
Fiscal Q1 Highlights
•	Top 10 customers comprised 61% of sales during the quarter, the same as in the previous quarter.

•	Juniper Networks Inc., with 22% of sales, and General Electric Corp., with 15% of sales, were the only customers representing 10% or more of sales for the quarter.

•	Cash flow provided by operations was approximately $19.5 million for the quarter.

•	Cash Conversion Cycle:

Cash Conversion Cycle	Q1 — Fiscal 2006	Q4 — Fiscal 2005
Days in Inventory	56 Days	56 Days
Days in Accounts Receivable	48 Days	47 Days
Days in Accounts Payable	(52) Days	(50) Days
Annualized Cash Cycle	52 Days	53 Days
Conference Call/Webcast and Replay Information

What:	Plexus Corp.’s Fiscal Q1 Earnings Conference Call

When:	Thursday, January 26, 2006 at 8:30 a.m. Eastern Time

Where:	877-234-1973 or 973-935-8412 with conference ID: Plexus http://ir.plexus.com/ (Requires Windows Media Player)

Replay:	The call will be archived until February 2, 2006 at Noon Eastern Time http://ir.plexus.com/ Or via telephone replay at 877-519-4471 or 973-341-3080 PIN: 6877990
For further information, please contact:
Gordon Bitter, CFO
920-722-3451 or email at Gordon.Bitter@Plexus.com
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About Plexus Corp. — The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronics Manufacturing Services (EMS) industry, providing product design, test, manufacturing and fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace industries.
The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 150 branded product companies in North America, Europe and Asia.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” “anticipate,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties, including, but not limited to, the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both ongoing and new programs; the Company’s ability to secure new customers and maintain its current customer base; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities; the adequacy of restructuring and similar charges as compared to actual expenses, and possible unexpected costs and operating disruption in transitioning programs; the effect of general economic conditions and world events (such as terrorism); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings.
(Financial tables follow)

PLEXUS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2005	2005
	(unaudited)
Net sales	$328,306	$287,480
Cost of sales	297,031	265,185

Gross profit	31,275	22,295

Operating expenses:
Selling & administrative expenses	18,407	18,074
Restructuring and impairment costs	—	884

	18,407	18,958

Operating income	12,868	3,337

Other income (expense):
Interest expense	(830)	(871)
Miscellaneous	794	819

Income before income taxes	12,832	3,285

Income tax expense	232	263

Net income	$12,600	$3,022

Earnings per share:
Basic	$0.29	$0.07

Diluted	$0.28	$0.07

Weighted average shares outstanding:
Basic	43,897	43,191

Diluted	45,099	43,753

NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2005	2005
	(unaudited)
Net income — GAAP	$12,600	$3,022

Add income tax expense	232	263

Income before income taxes— GAAP	12,832	3,285

Add: Restructuring and impairment costs*	—	884

Income before income taxes and excluding restructuring and impairment costs — Non-GAAP	12,832	4,169

Income tax expense — Non-GAAP	232	334

Net income — Non-GAAP	$12,600	$3,835

Earnings per share — Non-GAAP:
Basic	$0.29	$0.09

Diluted	$0.28	$0.09

Weighted average shares outstanding:
Basic	43,897	43,191

Diluted	45,099	43,753

Summary of restructuring and impairment costs*

Restructuring and impairment costs:
Severance costs	$—	$732
Lease exit costs and other	—	28
Adjustment to asset impairment arising from a sublease of the San Diego facility	—	432
Adjustment to lease exit costs arising from a sublease of the Seattle facility	—	(308)

Total restructuring and impairment costs	$—	$884

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PLEXUS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	October 1,
	2005	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,667	$98,727
Short-term investments	10,000	10,000
Accounts receivable	173,666	167,345
Inventories	183,779	180,098
Deferred income taxes	88	127
Prepaid expenses and other	5,865	5,693

Total current assets	483,065	461,990

Property, plant and equipment, net	128,686	123,140
Goodwill, net	6,790	6,995
Other	8,869	8,343

Total assets	$627,410	$600,468

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,758	$770
Accounts payable	169,863	159,068
Customer deposits	8,068	7,707
Accrued liabilities:
Salaries and wages	22,651	24,052
Other	32,990	31,001

Total current liabilities	235,330	222,598

Long-term debt and capital lease obligations	21,959	22,310
Other liabilities	13,369	13,499
Deferred income taxes	1,280	2,046

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized, 44,048 and 43,752 shares issued and outstanding, respectively	440	438
Additional paid-in-capital	277,443	273,419
Retained earnings	71,443	58,843
Accumulated other comprehensive income	6,146	7,315

Total shareholders’ equity	355,472	340,015

Total liabilities and shareholders’ equity	$627,410	$600,468

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